UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 18, 2007

NBO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

STATE OF MARYLAND (State or other jurisdiction of incorporation)	033037 (Commission File Number)	55-0795927 (IRS Employer Identification No.)
3676 West California Avenue, Building D Salt Lake City, Utah 84104 (Address of principal executive offices) Registrant’s telephone number, including area code (801) 887-7000

ITEM 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2007, the Company entered into a secured commercial loan agreement with MetaBank of Sioux Falls, South Dakota. MetaBank is the issuing bank for the majority of the Company’s stored value prepaid gift cards sold at shopping malls across the country. The terms include a principal amount due of one million dollars requiring monthly payments at a rate of 9.75% beginning May 25, 2007 for a period of twenty four months. The loan may be paid off partially or in full without penalty prior to the maturity date of April 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2007	NBO SYSTEMS, INC., a Maryland Corporation By: /s/ Keith A. Guevara________________ Keith A. Guevara President & Chief Executive Officer